EXHIBIT 99.1

Heritage-Crystal Clean, Inc. Announces 2008 Fourth Quarter and Fiscal Year Financial Results

ELGIN, Ill., March 25, 2009 (GLOBE NEWSWIRE) -- Heritage-Crystal Clean, Inc. (Nasdaq:HCCI), a leading provider of parts cleaning, hazardous and non-hazardous waste services to small and mid-sized customers, today announced results for the fourth quarter and fiscal year 2008, which ended January 3, 2009.

Fourth quarter highlights include:

 * Sales increased 19%, to $34.7 million, compared to $29.2 million in the fourth quarter of fiscal 2007.  The fourth quarter 2008 had an extra week of operations (as fiscal 2008 is a 53 week year) and this accounted for 4.7% of the growth.

 * Same-branch sales growth was 17%, measured for the 47 branches that were in operation throughout both the fourth fiscal quarters of
   2008 and 2007.  At the end of the quarter we operated 54 branches, compared to 48 at the end of the fourth quarter of 2007.

 * Average sales per working day increased to approximately $430,000 compared to $380,000 in the fourth quarter of fiscal 2007.

 * Pro forma EPS (basic and diluted) decreased to $(0.10) compared to
   $0.02[1] in the fourth quarter of fiscal 2007.

   -- The decrease in basic and diluted pro forma EPS in the fourth quarter of fiscal 2008 compared to the fourth quarter of fiscal
      2007 was due to an 88% increase in total cost of sales, from
      $7.6 million in the fourth quarter of fiscal 2007 to $14.3 million in the fourth quarter of fiscal 2008. This increase was primarily due to the sharp decrease in the cost of crude oil and related commodities during the fourth quarter which caused a decline in our solvent and oil inventory values. The total cost of sales includes a $2.8 million non-cash inventory impairment charge on that portion of the Company's solvent and oil
      inventory that is held for sale, reflecting the lower market value of such inventory. Total cost of sales also includes $1.7 million of expense to reflect the lower value of the solvent inventory held for use in the Company's service programs.
      Had we not incurred the above two expenses, our fourth quarter
      2008 pro forma net income would have been $1.6 million and fourth quarter basic and diluted pro forma EPS would have been $0.15.

Fiscal year 2008 highlights include:

 * Sales for fiscal 2008 increased 21%, to $108.1 million, compared to
   $89.7 million in fiscal 2007. The 53rd week of sales in 2008 represented 1.5% of the growth for the year.

 * Same-branch sales growth was 18%, measured for the 47 branches that were in operation throughout both fiscal 2008 and fiscal 2007.
   At the end of the quarter we operated 54 branches, compared to 48 at the end of the fourth quarter of 2007.

 * Average sales per working day increased to approximately $420,000, compared to $360,000 in fiscal 2007.

 * Pro forma EPS (basic and diluted) for fiscal 2008 decreased to
   $(0.17) compared to $0.34[2] in fiscal 2007.

   -- The decrease in basic and diluted pro forma EPS in fiscal 2008 compared to fiscal 2007 was in part due to higher energy costs incurred during 2008, as rising crude oil prices led to higher costs for energy-related materials such as solvent and vehicle fuel. During the first three quarters of 2008, these higher energy-related costs were somewhat offset by higher margins on our sales of reuse solvent, as we sold this product at prices that significantly exceeded the carried value of our inventory.
      The sharp decline in crude oil prices towards the end of 2008 led us to book significant charges to revalue our solvent and oil inventory at the lower of cost or market. One other factor in our reduced pro forma EPS was the cost of stock options issued at the time of our IPO.

Mr. Joseph Chalhoub, President and Chief Executive Officer of Heritage-Crystal Clean, Inc., commented, "We were satisfied with the 19% year-over-year sales growth delivered in the latest quarter. Even after eliminating the positive impact of the 53rd week, revenue was still up 14% compared to the same quarter in 2007. However, because some of our services (such as containerized waste disposal) may lag trends in the general economy, we don't believe that these results yet reflect the complete impact of the U.S. recession on our business, and our sales growth will likely fall to the single digits in coming quarters. We are pleased that we were essentially debt free at the end of the year, and in the current economic environment, this provides HCCI with substantial flexibility for our business."

Mr. Greg Ray, CFO and VP of Business Management, stated, "For the fourth quarter of 2008, the sharp decline in crude oil and commodity prices accounted for the decrease in profits compared to the same quarter of 2007. During the latest quarter, our pre-tax loss was $1.7 million, and this included $4.5 million of inventory impairment and reduced solvent value; excluding these charges we would have recorded a pre-tax profit for the quarter of $2.8 million. This may be compared to the fourth quarter of 2007, when we had pre-tax income of $1.2 million after recording an expense of $0.9 million for an independent investigation. Due to time lags inherent in our supply chain, we may need to record further non-cash charges to adjust solvent inventory values in the first half of 2009. We expect that if crude oil prices remain at current levels, the reduced costs we are experiencing for solvent and fuel should eventually enable us to regain profit margins in our business."

Safe Harbor Statement

All references to the "Company," "we," "our," and "us" refer to Heritage-Crystal Clean, Inc., and its subsidiaries.

This release contains forward-looking statements that are based upon current management expectations. Generally, the words "aim," "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "project," "should," "will be," "will continue," "will likely result," "would" and similar expressions identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements or industry results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. These risks, uncertainties and other important factors include, among others: our ability to comply with the extensive environmental, health and safety and employment laws and regulations that our Company is subject to; changes in environmental laws that affect our business model; competition; claims relating to our handling of hazardous substances; the limited demand for our used solvent; our dependency on key employees; our ability to effectively manage our extended network of branch locations; warranty expense and liability claims; personal injury litigation; dependency of suppliers; economic conditions including the current recession and financial crisis, and downturns in the business cycles of automotive repair shops, industrial manufacturing business and small businesses in general; increased solvent, fuel and energy costs and volatility in the price of crude oil; the control of The Heritage Group over our Company; and the risks identified in our filings with the Securities and Exchange Commission, including our Registration Statement on Form S-1 and our other SEC filings. Given these uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. We assume no obligation to update or revise them or provide reasons why actual results may differ. The information in this release should be read in light of such risks and in conjunction with the consolidated financial statements and the notes thereto included elsewhere in this release.

About Heritage-Crystal Clean, Inc.

Heritage-Crystal Clean, Inc. provides parts cleaning, hazardous and non-hazardous waste services to small and mid-sized customers in both the manufacturing and automotive service sectors. Our service programs include parts cleaning, containerized waste management, used oil collection, and vacuum truck services. These services help our customers manage their used chemicals and liquid and solid wastes, while also helping to minimize their regulatory burdens. Our customers include businesses involved in vehicle maintenance operations, such as car dealerships, automotive repair shops, and trucking firms, as well as small manufacturers, such as metal product fabricators and printers. Heritage-Crystal Clean, Inc. is headquartered in Elgin, Illinois, and operates through more than 50 branches serving over 36,000 customer locations.

The Heritage-Crystal Clean, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4974

Conference Call

The Company will host a conference call on March 26, 2009 at 9:30 AM Central Time, during which management will make a brief presentation focusing on the Company's operations and financial results.

Interested parties can listen to the audio webcast available through our company website, www.crystal-clean.com/investor/, and can participate in the call by dialing (719) 325-4841.

[1] Pro forma EPS is calculated as if we had been a 'C' corporation and reflects a retroactive adjustment as of the beginning of 2007 of weighted average shares outstanding to reflect the reorganization of the company that occurred in connection with our initial public offering.

[2] Pro forma EPS is calculated as if we had been a 'C' corporation and reflects a retroactive adjustment as of the beginning of 2007 of weighted average shares outstanding to reflect the reorganization of the company that occurred in connection with our initial public offering.

Financial Statements

                      Heritage-Crystal Clean, Inc.
                       Consolidated Balance Sheets
           (In Thousands, Except Share and Par Value Amounts)
                             (Unaudited)

                                               Jan. 3,        Dec. 29,
                                                2009            2007
                                              --------        --------
 ASSETS

 Current Assets:
   Cash and cash equivalents                  $    327        $    479
   Receivables:
     Trade, net of allowance for doubtful
      accounts of $616 and $1,130 at
      January 3, 2009 and December 29, 2007,
      respectively                              14,040          12,959
     Trade - affiliates                            331             200
     Other                                         245             287
                                              --------        --------
       Total receivables                        14,616          13,446
   Income tax refund                             1,381              --
   Inventory, net                               10,609          10,447
   Deferred tax assets                             942              --
   Prepaid and other current assets              1,386           1,208
                                              --------        --------
 Total Current Assets                           29,261          25,580
   Property, plant and equipment:
     Leasehold improvements                        758             692
     In-service equipment                       24,634          21,218
     Machinery, vehicles, and equipment         11,492          10,613
     Construction in progress                      427              66
                                              --------        --------
                                                37,311          32,589
       Less: accumulated depreciation          (16,433)        (13,169)
                                              --------        --------
         Net property, plant and equipment      20,878          19,420
   Deferred offering costs                          --           1,276
   Software and intangible assets, net of
    accumulated amortization of $1,524 and
     $1,071 at January 3, 2009 and
     December 29, 2007, respectively             1,877           1,708
                                              --------        --------
 Total Assets                                 $ 52,016        $ 47,984
                                              ========        ========

 LIABILITIES AND STOCKHOLDERS' EQUITY

 Current Liabilities:
   Accounts payable                           $  5,227        $  7,126
   Accounts payable - affiliates                   534             132
   Accrued salaries, wages, and benefits         1,920           1,560
   Taxes payable                                   978             983
   Accrued workers compensation                    526             416
   Other accrued expenses                          876             753
                                              --------        --------
 Total Current Liabilities                      10,061          10,970
   Note payable - bank                              20          22,045
   Deferred tax liabilities                        379              --
                                              --------        --------
 Total Liabilities                              10,460          33,015

 Commitments and contingencies
 Redeemable capital units                           --           2,261

 STOCKHOLDERS' EQUITY:

 Preferred members' capital                         --          14,704
 Common members' capital                            --             368
 Common stock - 15,000,000 shares authorized
  at $0.01 par value, 10,680,609 shares issued
  and outstanding at January 3, 2009               107              --
 Additional paid-in capital                     42,643              --
 Accumulated deficit                            (1,194)         (2,364)
                                              --------        --------
 Total Stockholders' Equity                   $ 41,556        $ 12,708
                                              --------        --------
 Total Liabilities and Stockholders' Equity   $ 52,016        $ 47,984
                                              ========        ========

                    Heritage-Crystal Clean, Inc.
               Consolidated Statements of Operations
              (In Thousands, Except Per Share Amounts)
                            (Unaudited)

                                  Fourth Quarter      For the Fiscal
                                      Ended,           Years Ended,
                                 Jan. 3,  Dec. 29,   Jan. 3,  Dec. 29,
                                  2009      2007      2009      2007
                                --------  --------  --------  --------

 Sales                          $ 34,661  $ 29,193  $108,143  $ 89,734
 Cost of sales                    11,494     7,559    29,430    22,920
 Cost of sales - inventory
  impairment                       2,778        --     2,778     2,182
                                --------  --------  --------  --------
  Gross profit                    20,389    21,634    75,935    64,632
                                --------  --------  --------  --------
 Operating costs                  16,857    14,303    53,497    43,573
 Selling, general, and
  administrative expenses          5,179     5,702    20,220    15,583
 Proceeds from contract
  termination                         --        --        --    (3,000)
                                --------  --------  --------  --------
  Operating income (loss)         (1,647)    1,629     2,218     8,476
 Interest expense - net               13       452       408     1,408
                                --------  --------  --------  --------
 Income (loss) before income
  taxes                           (1,660)    1,177     1,810     7,068
 Provision (benefit) for income
  taxes                             (588)       --     2,618        --
                                --------  --------  --------  --------
 Net income (loss)                (1,072)    1,177      (808)    7,068
 Preferred return                     --       520       339     1,691
                                --------  --------  --------  --------
 Net income (loss) available to
  common stockholders           $ (1,072) $    657  $ (1,147) $  5,377
                                ========  ========  ========  ========

 Net income (loss) per share
  available to common
  stockholders: basic           $  (0.10) $   0.09  $  (0.11) $   0.75
 Net income (loss) per share
  available to common
  stockholders: diluted         $  (0.10) $   0.09  $  (0.11) $   0.74
                                ========  ========  ========  ========

 Number of weighted average
  common shares outstanding:
  basic                           10,679     7,182     9,985     7,178
 Number of weighted average
  common shares outstanding:
  diluted                         10,679     7,242     9,985     7,229
                                ========  ========  ========  ========

 Pro forma data:
 Net income (loss)              $ (1,072) $  1,177  $   (808) $  7,068
 Pro forma provision for income
  taxes                               --       483       497     2,898
 Return on preferred and
  mandatorily redeemable
  capital units                       --       523       372     1,730
                                --------  --------  --------  --------
 Pro forma net income (loss)
  available to common
  stockholders                  $ (1,072) $    171  $ (1,677) $  2,440
                                ========  ========  ========  ========

 Pro forma net income (loss)
  per share: basic              $  (0.10) $   0.02  $  (0.17) $   0.34
 Pro forma net income (loss)
  per share: diluted            $  (0.10) $   0.02  $  (0.17) $   0.34
                                ========  ========  ========  ========

                     Heritage-Crystal Clean, Inc.
 Reconciliation of our Net Income (Loss) Determined in Accordance to GAAP
 to Earnings Before Interest, Taxes, Depreciation & Amortization (EBITDA)
                             (Unaudited)

                          Fourth Quarter       For the Fiscal Years
                               Ended,                 Ended,
                      (Dollars in thousands)  (Dollars in thousands)
                        Jan. 3,    Dec. 29,     Jan. 3,    Dec. 29,
                         2009        2007        2009        2007
                       --------    --------    --------    --------

 Net income (loss)     $ (1,072)   $  1,177(a) $   (808)   $  7,068(a)

  Interest expense -
   net                       13         452         408       1,408
  Provision (benefit)
   for income taxes        (588)         --       2,618          --
  Depreciation and
   amortization           1,189         956       3,630       2,874

                       --------    --------    --------    --------
 EBITDA(b)             $   (458)   $  2,585    $  5,848    $ 11,350
                       ========    ========    ========    ========

      (a) During fiscal year 2007, as a limited liability company, we were not subject to federal or state corporate income
          taxes. Therefore, net income has not given effect to taxes.

      (b) EBITDA represents net income before income tax expense, interest income, interest expense, depreciation and
          amortization. We have presented EBITDA because we consider it an important supplemental measure of our performance and believe it is frequently used by analysts, investors, our
          lenders and other interested parties in the evaluation of
          companies in our industry. Management uses EBITDA as a
          measurement tool for evaluating our actual operating
          performance compared to budget and prior periods. Other
          companies in our industry may calculate EBITDA differently than we do. EBITDA is not a measure of performance under
          GAAP and should not be considered as a substitute for net
          income prepared in accordance with GAAP. EBITDA has
          limitations as an analytical tool, and you should not
          consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these
          limitations are:

        * EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual
          commitments;

        * EBITDA does not reflect interest expense or the cash
          requirements necessary to service interest or principal
          payments on our debt;

        * EBITDA does not reflect tax expense or the cash requirements necessary to pay for tax obligations; and

        * Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect
          any cash requirements for such replacements.

        * We compensate for these limitations by relying primarily on our GAAP results and using EBITDA only as a supplement.

                    Heritage-Crystal Clean, Inc.
  Reconciliation of our Net Income (Loss) Determined in Accordance to
                   GAAP to Adjusted Net Income
             (In Thousands, Except Per Share Amounts)
                          (Unaudited)

                                        Fourth Quarter Ended,
                                                            Non-GAAP
                                             Non-GAAP      Adjusted -
                              Jan. 3, 2009  Adjustments   Jan. 3, 2009
                              ------------  ------------  ------------
 Sales                        $     34,661  $         --  $     34,661
 Cost of sales                      11,494        (1,678)        9,816
 Cost of sales - inventory
  impairment                         2,778        (2,778)           --
                              ------------  ------------  ------------
   Gross profit                     20,389         4,456        24,845
                              ------------  ------------  ------------
 Operating costs                    16,857            --        16,857
 Selling, general, and
  administrative expenses            5,179            --         5,179
 Proceeds from contract
  termination                          --             --            --
                              ------------  ------------  ------------
   Operating income (loss)          (1,647)        4,456         2,809
 Interest expense - net                 13             0            13
                              ------------  ------------  ------------
 Income (loss) before income
  taxes                             (1,660)        4,456         2,796
 Provision (benefit) for
  income taxes                        (588)        1,776         1,188
                              ------------  ------------  ------------
 Net income (loss)                  (1,072)        2,680         1,608
 Preferred return                       --            --            --
                              ------------  ------------  ------------
 Net income (loss) available
  to common stockholders      $     (1,072) $      2,680  $      1,608
                              ============  ============  ============

 Net income (loss) per share
  available to common
  stockholders: basic &
  diluted                     $      (0.10) $       0.25  $       0.15
                              ============  ============  ============

 Number of weighted average
  common shares outstanding:
  basic                             10,679        10,679        10,679
 Number of weighted average
  common shares outstanding:
  diluted                           10,679        10,820        10,820
                              ============  ============  ============

 Pro forma data:
 Net income (loss)            $     (1,072) $      2,680  $      1,608
 Pro forma provision for
  income taxes                          --            --            --
 Return on preferred and
  mandatorily redeemable
  capital units                         --            --            --
                              ------------  ------------  ------------
 Pro forma net income (loss)
  available to common
  stockholders                $     (1,072) $      2,680  $      1,608
                              ============  ============  ============
 Pro forma net income (loss)
  per share: basic & diluted  $      (0.10) $       0.25  $       0.15
                              ============  ============  ============

CONTACT:  Heritage-Crystal Clean, Inc.
          Greg Ray, Chief Financial Officer and VP Business Management
          (847) 836-5670